The Driehaus Active Income Fund (the  Fund
) commenced operations on June 1, 2009
following the acquisition of the assets and liabilities of the Lotsoff Capital Management
Active Income Fund (the Acquired Fund ) pursuant to an Agreement and Plan of Reorganization (the Agreement ) dated April
14, 2009.  The reorganization was
accomplished through a tax-free exchange of all of the assets and liabilities of the Acquired
Fund in [exchange] for shares of the Fund.
The Board of Trustees of the Driehaus
Mutual Funds approved the Agreement at a meeting on April 6, 2009.
















AGREEMENT AND PLAN OF
REORGANIZATION
      THIS AGREEMENT AND PLAN OF
REORGANIZATION (the Agreement ) is made as of this 14th day of April, 2009, by and between Driehaus Mutual Funds, a Delaware statutory trust, with its principal place of business at 25 East
Erie Street, Chicago, Illinois 60611 (the
Acquiring Trust ), with respect to Driehaus Active
Income Fund, a newly created series of the Acquiring Trust (the Acquiring Fund ), and
Lotsoff Capital Management Investment Trust, a
Delaware statutory trust, with its principal place of business at 20 North Clark Street, 34th Floor,
Chicago, Illinois 60602 (the Selling Trust ), with respect to the Lotsoff Capital Management Active
Income Fund, a series of the Selling Trust (the
Selling Fund  and, together with the Acquiring
Fund, each a  Fund  and collectively the  Funds );
and Driehaus Capital Management LLC (
Driehaus ), currently the investment adviser to the Acquiring Fund and the interim investment adviser and proposed investment adviser to the Selling Fund, with its principal place of business at 25 East Erie Street, Chicago, Illinois 60611 (for purposes of section 9.1 of the Agreement only).
      The Selling Fund intends to change its
identity through a reorganization within the meaning of Section 368(a)(1)(F) of the United
States Internal Revenue Code of 1986, as amended (the Code ), and the Treasury
Regulations promulgated thereunder. The reorganization will consist of: (i) the transfer of all of the assets of the Selling Fund to the Acquiring Fund solely in exchange for full and fractional voting shares of beneficial interest, no par value per share, of the Acquiring Fund (
Acquiring Fund Shares ) to be issued by the Acquiring Trust and the assumption by the Acquiring Fund of all the liabilities of the Selling
Fund and (ii) the distribution, after the Closing (as defined in paragraph 1.1), of the Acquiring Fund
Shares to the shareholders of the Selling Fund and the termination, dissolution and complete liquidation of the Selling Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the Reorganization ).
      WHEREAS, the Acquiring Fund and the
Selling Fund are separate series of the Acquiring
Trust and the Selling Trust, respectively, and the Acquiring Trust and the Selling Trust are open-end, registered management investment companies and the Selling Fund owns securities that are assets of the character in which the Acquiring Fund is permitted to invest;
      WHEREAS, the Trustees of the Acquiring
Trust have determined that the Reorganization is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization;
      WHEREAS, the Trustees of the Selling
Trust have determined that the Reorganization is in the best interests of the Selling Fund and that the interests of the existing shareholders of the Selling Fund will not be diluted as a result of the Reorganization;
      NOW, THEREFORE, in consideration of
the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
ARTICLE I

TRANSFER OF ASSETS OF THE SELLING
FUND IN EXCHANGE FOR ACQUIRING
FUND SHARES AND THE ASSUMPTION
OF THE SELLING FUND S LIABILITIES
AND LIQUIDATION OF THE SELLING
FUND
      1.1	THE EXCHANGE.  Subject to the
terms and conditions contained herein and on the
basis of the representations and warranties
contained herein, the Selling Fund agrees to
transfer all of its assets, as set forth in
paragraph 1.2, to the Acquiring Fund.  In
exchange, the Acquiring Fund on the basis of the
representations and warranties contained herein
agrees:  (i) to deliver to the Selling Fund the
number of full and fractional Acquiring Fund
Shares equivalent in net asset value to the Selling
Fund shares outstanding immediately prior to the
closing (the  Closing ) provided for in
paragraph 3.1; and (ii) to assume all of the
liabilities of the Selling Fund.  Such transactions
shall take place at the Closing.
      1.2	ASSETS TO BE ACQUIRED.
The assets of the Selling Fund to be acquired by
the Acquiring Fund shall consist of all property,
including, without limitation, all cash, securities,
commodities, options, interests in futures, swap
contracts and dividends or interest receivables,
owned by the Selling Fund and any deferred or
prepaid expenses shown as an asset on the books
of the Selling Fund on the Closing Date (as
defined in paragraph 3.1).
      The Selling Fund has provided the
Acquiring Fund with its most recent audited
financial statements as of September 30, 2008 and
its most recent unaudited financial statements as
of March 31, 2009, which contain a list of all of
the Selling Fund s assets as of the date of such
statements.  The Selling Fund hereby represents
that, as of the date of the execution of this
Agreement, there have been no changes in its
financial condition as reflected in the March 31,
2009 financial statements other than those
occurring in the ordinary course of business in
connection with the purchase and sale of
securities, the issuance and redemption of Selling
Fund shares and the payment of normal operating
expenses, dividends and capital gains
distributions.
      1.3	LIABILITIES TO BE
ASSUMED.  At the Closing, the Acquiring Fund
shall assume all of the Selling Fund s liabilities,
debts, obligations and duties of whatever kind or
nature, whether absolute, accrued, contingent or
otherwise, whether or not arising in the ordinary
course of business, whether or not determinable or
existing at the Closing Date and whether or not
specifically referred to in this Agreement.
      1.4	STATE FILINGS.  Prior to the
Closing Date, the Selling Trust shall make any
filings with the State of Delaware that may be
required under the laws of the State of Delaware,
effective as of the Closing Date.
      1.5	LIQUIDATION AND
DISTRIBUTION.  On or as soon after the
Closing Date as is conveniently practicable (the
Liquidation Date ):  (a) the Selling Fund will
distribute in complete liquidation of the Selling
Fund, pro rata to its shareholders of record,
determined as of the Valuation Time (as defined
in paragraph 2.1) (the  Selling Fund Shareholders
), all of the Acquiring Fund Shares received by the
Selling Fund pursuant to paragraph 1.1; and
(b) the Selling Fund will thereupon proceed to
terminate as set forth in paragraph 1.9 below.
Such distribution will be accomplished by the
transfer of Acquiring Fund Shares credited to the
account of the Selling Fund on the books of the
Acquiring Fund to open accounts on the share
records of the Acquiring Fund in the name of the
Selling Fund Shareholders and representing the
respective pro rata number of Acquiring Fund
Shares due each such shareholder.  All issued and
outstanding shares of the Selling Fund will
simultaneously be canceled on the books of the
Selling Fund.  The Acquiring Fund shall not issue
certificates representing Acquiring Fund Shares in
connection with such transfer.
      1.6	OWNERSHIP OF SHARES.
Ownership of Acquiring Fund Shares will be
shown on the books of the Acquiring Fund s
transfer agent and shares of the Acquiring Fund
will be issued simultaneously to the Selling Fund,
in an amount equal in value to the aggregate net
asset value of the Selling Fund s shares, to be
distributed to Selling Fund Shareholders.
      1.7	TRANSFER TAXES.  Any
transfer taxes payable upon the issuance of
Acquiring Fund Shares in a name other than the
registered holder of the Selling Fund shares on the
books of the Selling Fund as of that time shall, as
a condition of such issuance and transfer, be paid
by the person to whom such Acquiring Fund
Shares are to be issued and transferred.
      1.8	REPORTING
RESPONSIBILITY.  Any reporting responsibility
of the Selling Fund for periods ending on or prior
to the Closing Date, including, without limitation,
the responsibility for filing of regulatory reports,
tax returns or other documents with the Securities
and Exchange Commission (the  Commission ),
any state securities commission and any federal,
state or local tax authorities or any other relevant
regulatory authority, is and shall remain the
responsibility of the Selling Fund or Selling Trust
until the date of dissolution of the Selling Fund.
Thereafter, the responsibility shall be that of the
Acquiring Fund.
      1.9	TERMINATION.  The Selling
Fund shall be terminated promptly following the
Closing Date and the making of all distributions
pursuant to paragraph 1.5.
      1.10	BOOKS AND RECORDS.  All
books and records of the Selling Fund, including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder, shall be available to the Acquiring
Fund from and after the Closing Date and shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date; and such books and records shall be made available to the Selling Fund and its administrator for the purposes contemplated by paragraphs 1.4, 1.5 and
1.9 and for such other proper business purposes as the Selling Fund determines.
ARTICLE II

VALUATION
      2.1	VALUATION OF ASSETS.  The
value of the Selling Fund s assets to be acquired
by the Acquiring Fund hereunder shall be the
value of such assets as of the close of regular
trading on the New York Stock Exchange (
NYSE ) (such time being hereinafter called the
Valuation Time ) on the business day immediately
prior to the Closing Date, using the valuation
procedures set forth in the Acquiring Fund s then-
current prospectus and statement of additional
information or at the Acquiring Fund s election,
such other valuation procedures as shall be
mutually agreed upon by the parties.
      2.2	VALUATION OF SHARES.  The
net asset value per share of the Selling Fund
shares and the Acquiring Fund Shares on the
Closing Date shall be calculated using the
valuation procedures set forth in the Declaration
of Trust of the Acquiring Trust and the Acquiring
Fund s then-current prospectus and statement of
additional information, or at the Acquiring Fund s
election, such other valuation procedures as shall
be mutually agreed upon by the parties.
      2.3	SHARES TO BE ISSUED.  The
number of full and fractional Acquiring Fund
Shares to be issued in exchange for the assets and
liabilities of the Selling Fund shall be equal to the
number of full and fractional shares of the Selling
Fund in existence upon the Closing.
      2.4	DETERMINATION OF VALUE.
All computations of value shall be made by or under the direction of each Fund s respective accounting agent, if applicable, in accordance with its regular practice and the requirements of the 1940 Act.
ARTICLE III

CLOSING AND THE CLOSING DATE
      3.1	CLOSING DATE.  The Closing
shall occur on June 1, 2009, or such other date as
the parties may agree to in writing (the  Closing
Date ).  Unless otherwise provided, all acts taking
place at the Closing shall be deemed to take place
as of immediately after the Valuation Time.  The
Closing shall be held at 8:00 a.m. at the offices of
Vedder Price P.C., 222 North LaSalle Street,
Chicago, Illinois 60601, or at such other time
and/or place as the parties may agree.
      3.2	CUSTODIAN S CERTIFICATE.
The Selling Fund shall cause its custodian, UMB
Bank, n.a. (the  Custodian ), to deliver at or prior
to the Closing a certificate of an authorized
officer stating that the Selling Fund has properly
instructed the Custodian to deliver the Selling
Fund s portfolio securities, cash and any other
assets to the Acquiring Fund as of the Closing
Date.  The Selling Fund shall also cause the
Custodian to deliver on the business day
immediately following the Closing Date a
confirmation of an authorized officer stating that:
(a) the Selling Fund s portfolio securities, cash and
any other assets have been delivered in proper
form to the Acquiring Fund as of the Closing
Date; and (b) all necessary taxes including all
applicable federal and state stock transfer stamps,
if any, have been paid, or provision for payment
shall have been made, in conjunction with the
delivery of portfolio securities by the Selling
Fund.
      3.3	EFFECT OF SUSPENSION IN
TRADING.  In the event that, on the Closing
Date, either:  (a) the NYSE or another primary
exchange on which the portfolio securities of the
Acquiring Fund or the Selling Fund are purchased
or sold shall be closed to trading or trading on
such exchange shall be restricted; or (b) trading or
the reporting of trading on the NYSE or
elsewhere shall be disrupted so that accurate
appraisal of the value of the net assets of the
Acquiring Fund or the Selling Fund is
impracticable, the Closing Date shall be postponed
until the first business day after the day when
trading is fully resumed and reporting is restored.
      3.4	TRANSFER AGENT S
CERTIFICATE.  The Selling Fund shall cause its
transfer agent, UMB Fund Services, Inc., to
deliver on the Closing Date a certificate of an
authorized officer stating that its records contain
the names and addresses of Selling Fund
Shareholders as of the Closing Date, and the
number of outstanding shares owned by each such
shareholder immediately prior to the Closing.  The
Acquiring Fund shall issue and deliver or cause
UMB Fund Services, Inc., its transfer agent, to
issue and deliver a confirmation evidencing
Acquiring Fund Shares to be credited on the
Closing Date to the Secretary of the Selling Fund
or provide evidence satisfactory to the Selling
Fund that the Acquiring Fund Shares have been
credited to the Selling Fund s account on the
books of the Acquiring Fund.
      3.5	On the Closing Date, each party
shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
      4.1	REPRESENTATIONS OF THE
SELLING FUND.  The Selling Trust, on behalf
of the Selling Fund, represents and warrants to the
Acquiring Trust, on behalf of the Acquiring Fund,
as follows:
            (a)	The Selling Fund is a
legally designated, separate series of the Selling
Trust, which is a statutory trust that is duly
organized, validly existing and in good standing
under laws of the State of Delaware.
            (b)	The Selling Trust is
registered as an open-end management investment
company under the 1940 Act, and the Selling
Trust s registration with the Commission as an
investment company under the 1940 Act is in full
force and effect.
            (c)	The current prospectus and
statement of additional information of the Selling
Fund conform in all material respects to the
applicable requirements of the 1940 Act and the
rules and regulations thereunder and do not
include any untrue statement of a material fact or
omit to state any material fact required to be
stated or necessary to make the statements therein,
in light of the circumstances under which they
were made, not misleading.
            (d)	The Selling Fund is not in
violation of, and the execution, delivery and
performance of this Agreement (subject to
shareholder approval) will not result in the
violation of, any provision of the Selling Trust s
trust instrument or bylaws or of any material
agreement, indenture, instrument, contract, lease
or other undertaking to which the Selling Fund is
a party or by which it is bound.
            (e)	The Selling Fund has no
material contracts or other commitments that will
be terminated with liability to it before the
Closing Date, except for liabilities, if any, to be
discharged or reflected in the Statement of Assets
and Liabilities as provided in paragraph 1.2
hereof.
            (f)	Except as otherwise
disclosed in writing to the Acquiring Fund prior to
the date of the Agreement, no litigation,
administrative proceeding or investigation of or
before any court or governmental body is
presently pending or to its knowledge threatened
against the Selling Fund or any of its properties or
assets that, if adversely determined, would
materially and adversely affect its financial
condition, the conduct of its business or the ability
of the Selling Fund to carry out the transactions
contemplated by this Agreement.  The Selling
Fund knows of no facts that might form the basis
for the institution of such proceedings and is not a
party to or subject to the provisions of any order,
decree or judgment of any court or governmental
body that materially and adversely affects its
business or its ability to consummate the
transactions contemplated herein.
            (g)	The financial statements of
the Selling Fund as of September 30, 2008 and for
the fiscal year then ended (copies of which have
been furnished to the Acquiring Fund) have been
prepared in accordance with generally accepted
accounting principles and have been audited by
independent auditors, and such statements fairly
reflect the financial condition of the Selling Fund
as of September 30, 2008, and there are no known
contingent liabilities of the Selling Fund as of
such date that are not disclosed in such
statements.  The unaudited financial statements of
the Selling Fund as of March 31, 2009 and for the
semi-annual period then ended have been
prepared in accordance with generally accepted
accounting principles, and such statements (copies
of which have been furnished to the Acquiring
Fund) fairly reflect the financial condition of the
Selling Fund as of March 31, 2009, and there are
no contingent liabilities of the Selling Fund as of
such date that are not disclosed in such
statements.
            (h)	Since March 31, 2009, there
have been no material adverse changes in the
Selling Fund s financial condition, assets,
liabilities or business (other than changes occurring
in the ordinary course of business), or any
incurrence by the Selling Fund of indebtedness
maturing more than one year from the date such
indebtedness was incurred, except as otherwise
disclosed to and accepted by the Acquiring Fund.
For the purposes of this paragraph (h), a decline in
the net asset value of the Selling Fund shall not
constitute a material adverse change.
            (i)	All federal and other tax
returns and reports of the Selling Fund required
by law to be filed have been filed and are correct
in all material respects, and all federal and other
taxes of the Selling Fund (whether or not shown
as due or required to be shown as due on such
returns and reports) have been paid, or provision
shall have been made for the payment thereof.  To
the best of the Selling Fund s knowledge, no such
return is currently under audit, and no assessment
has been asserted with respect to such returns.
            (j)	All issued and outstanding
shares of the Selling Fund are duly and validly
issued and outstanding, fully paid and
nonassessable by the Selling Fund.  All of the
issued and outstanding shares of the Selling Fund
will, at the time of the Closing Date, be held by
the persons and in the amounts set forth in the
records of the Selling Fund s transfer agent as
provided in paragraph 3.4.  The Selling Fund has
no outstanding options, warrants or other rights to
subscribe for or purchase any Selling Fund shares
and has no outstanding securities convertible into
any Selling Fund shares.
            (k)	At the Closing Date, the
Selling Fund will have good and marketable title
to the Selling Fund s assets to be transferred to
the Acquiring Fund pursuant to paragraph 1.2 and
full right, power and authority to sell, assign,
transfer and deliver such assets hereunder, free of
any lien or other encumbrance, except those liens
or encumbrances to which the Acquiring Fund has
received written notice prior to the date of the
Agreement, and, upon delivery and payment for
such assets and the filing of any documents that
may be required under Delaware law, the
Acquiring Fund will acquire good and marketable
title, subject to no restrictions on the full transfer
of such assets, other than such restrictions as
might arise under the Securities Act of 1933, as
amended (the  1933 Act ) and other than as
disclosed to and accepted by the Acquiring Fund.
            (l)	The execution, delivery and
performance of this Agreement have been duly
authorized by all necessary action on the part of
the Selling Fund, subject to approval by the
Selling Fund Shareholders.  Subject to approval
by the Selling Fund shareholders, this Agreement
constitutes a valid and binding obligation of the
Selling Fund, enforceable in accordance with its
terms.
            (m)	The information to be
furnished by the Selling Fund for use in no-action
letters, applications for orders, registration
statements, proxy materials and other documents
that may be necessary in connection with the
transactions contemplated herein shall be accurate
and complete in all material respects and shall
comply in all material respects with applicable
federal securities and other laws and regulations.
            (n)	From the effective date of
the Registration Statement (as defined in
paragraph 5.8) through the time of the meeting of
the Selling Fund Shareholders and on the Closing
Date, any written information furnished by the
Selling Trust with respect to the Selling Fund for
use in the Proxy Materials (as defined in
paragraph 5.8) or any other materials provided in
connection with the Reorganization does not and
will not contain any untrue statement of a material
fact or omit to state a material fact required to be
stated or necessary to make the statements, in
light of the circumstances under which such
statements were made, not misleading.
            (o)	The Selling Fund has
elected to qualify and has qualified as a  regulated
investment company  under the Code (a  RIC ) as
of and since its first taxable year; has been a RIC
under the Code at all times since the end of its
first taxable year when it so qualified; and
qualifies and will continue to qualify as a RIC
under the Code for its taxable year that includes
the Closing Date for each taxable year of its
operations (including without limitation the
taxable year in which the Reorganization occurs).
The Selling Fund has been or will be a  fund  as
defined in Section 851(g)(2) of the Code and has
been or will be treated as a separate corporation
pursuant to Section 851(g)(1) of the Code.
            (p)	No governmental consents,
approvals, authorizations or filings are required
under the 1933 Act, the Securities Exchange Act
of 1934, as amended (the  1934 Act ), the
1940 Act or Delaware state law for the execution
of this Agreement by the Selling Trust, for itself
and on behalf of the Selling Fund, except for the
effectiveness of the Registration Statement and
the filing of any documents that may be required
under Delaware law and except for such other
consents, approvals, authorizations and filings as
have been made or received and such consents,
approvals, authorizations and filings as may be
required subsequent to the Closing Date, it being
understood, however, that this Agreement and the
transactions contemplated herein must be
approved by the shareholders of the Selling Fund
as described in paragraph 5.2.
      4.2	REPRESENTATIONS OF THE
ACQUIRING FUND.  The Acquiring Trust, on
behalf of the Acquiring Fund, represents and
warrants to the Selling Trust, on behalf of the
Selling Fund, as follows:
            (a)	The Acquiring Fund is a
legally designated, separate series of the
Acquiring Trust, which is a statutory trust that is
duly organized, validly existing and in good
standing under the laws of the State of Delaware.
            (b)	The Acquiring Trust is
registered as an open-end management investment
company under the 1940 Act, and the Acquiring
Trust s registration with the Commission as an
investment company under the 1940 Act is in full
force and effect.
            (c)	The Acquiring Fund was
formed for the purpose of effecting the
Reorganization and has not commenced
operations or engaged in any business and will not
do so until after the Closing.  There shall be no
issued and outstanding shares of the Acquiring
Fund prior to the Closing Date other than shares
issued to the sole shareholder of the Acquiring
Fund in association with the organization of the
Acquiring Fund.
            (d)	Except as otherwise
disclosed in writing to the Selling Fund, no
litigation, administrative proceeding or
investigation of or before any court or
governmental body is presently pending or to its
knowledge threatened against the Acquiring Fund
or any of its properties or assets which, if
adversely determined, would materially and
adversely affect its financial condition, the
conduct of its business or the ability of the
Acquiring Fund to carry out the transactions
contemplated by this Agreement.  The Acquiring
Fund knows of no facts that might form the basis
for the institution of such proceedings and it is not
a party to or subject to the provisions of any order,
decree or judgment of any court or governmental
body that materially and adversely affects its
business or its ability to consummate the
transaction contemplated herein.
            (e)	The execution, delivery and
performance of this Agreement have been duly
authorized by all necessary action on the part of
the Acquiring Trust, and this Agreement
constitutes a valid and binding obligation of the
Acquiring Trust, enforceable in accordance with
its terms.
            (f)	Acquiring Fund Shares to
be issued and delivered to the Selling Fund for
the account of the Selling Fund Shareholders
pursuant to the terms of this Agreement will, at
the Closing Date, have been duly authorized.
When so issued and delivered, such shares will be
duly and validly issued Acquiring Fund Shares
and will be fully paid and nonassessable.  As of
the Closing, other than the Acquiring Fund Shares
to be issued pursuant to this Agreement, the
Acquiring Fund will not have any outstanding
shares or any outstanding options, warrants or
other rights to subscribe for or purchase any shares
of the Acquiring Fund and will not have any
outstanding securities convertible into any shares
of the Acquiring Fund.
            (g)	The information to be
furnished by the Acquiring Fund for use in
no-action letters, applications for orders,
registration statements, proxy materials and other
documents that may be necessary in connection
with the transactions contemplated herein shall be
accurate and complete in all material respects and
shall comply in all material respects with federal
securities and other laws and regulations.
            (h)	From the time of the
meeting of the Selling Fund shareholders and on
the Closing Date, any written information
furnished by the Acquiring Trust with respect to
the Acquiring Fund for use in the Proxy Materials
(as defined in paragraph 5.8), or any other
materials provided in connection with the
Reorganization, does not and will not contain any
untrue statement of a material fact or omit to state
a material fact required to be stated or necessary
to make the statements, in light of the
circumstances under which such statements were
made, not misleading.
            (i)	The Acquiring Fund will be
a  fund  as defined in Section 851(g)(2) of the
Code and will be treated as a separate corporation
pursuant to Section 851(g)(1) of the Code and
will meet all the requirements of Subchapter M for
qualification and treatment as a RIC for its
taxable year that includes the Closing Date and
intends to continue to qualify as a RIC under the
Code.
            (j)	No governmental consents,
approvals, authorizations or filings are required
under the 1933 Act, the 1934 Act, the 1940 Act
or Delaware state law for the execution of this
Agreement by the Acquiring Trust, for itself and
on behalf of the Acquiring Fund, or the
performance of the Agreement by the Acquiring
Trust, for itself and on behalf of the Acquiring
Fund, except for the filing of any documents that
may be required under Delaware state law and
such other consents, approvals, authorizations and
filings as have been made or received and except
for such consents, approvals, authorizations and
filings as may be required subsequent to the
Closing Date.
            (k)	The Acquiring Fund agrees
to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and any state blue sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.
Without limiting the foregoing, the Acquiring
Fund agrees to use all reasonable efforts to prepare and file the registration statements referred to in paragraph 8.4 and to cause such registration statements to become effective.
ARTICLE V

COVENANTS OF THE ACQUIRING
TRUST, ACQUIRING FUND, SELLING
TRUST AND THE SELLING FUND
      5.1	OPERATION IN ORDINARY
COURSE.  The Selling Fund will operate its
business in the ordinary course between the date
of this Agreement and the Closing Date, it being
understood that such ordinary course of business
will include customary dividends and shareholder
purchases and redemptions.  No party shall take
any action that would, or reasonably would be
expected to, result in any of its representations
and warranties set forth in this Agreement being
or becoming untrue in any material respect.
      5.2	APPROVAL OF
SHAREHOLDERS.  The Selling Fund will call a
special meeting of Selling Fund Shareholders to
consider and act upon this Agreement (or
transactions contemplated hereby) and to take all
other appropriate action necessary to obtain
approval of the transactions contemplated herein.
      5.3	INVESTMENT
REPRESENTATION.  The Selling Fund
covenants that the Acquiring Fund Shares to be
issued pursuant to this Agreement are not being
acquired for the purpose of making any
distribution, other than in connection with the
Reorganization and in accordance with the terms
of this Agreement.
      5.4	ACCESS TO BOOKS AND
RECORDS.  Upon reasonable notice, the
Acquiring Trust s officers and agents shall have
reasonable access to the Selling Fund s books and
records necessary to maintain current knowledge
of the Selling Fund and to ensure that the
representations and warranties made by the
Selling Fund are accurate.
      5.5	ADDITIONAL INFORMATION.
The Selling Fund will assist the Acquiring Fund in
obtaining such information as the Acquiring Fund
reasonably requests concerning the beneficial
ownership of the Selling Fund s shares.
      5.6	FURTHER ACTION.  Subject to
the provisions of this Agreement, the Acquiring
Fund and the Selling Fund will take or cause to be
taken all action and do or cause to be done all
things reasonably necessary, proper or advisable to
consummate and make effective the transactions
contemplated by this Agreement, including any
actions required to be taken after the Closing
Date.  In particular, the Selling Fund covenants
that it will, as and when reasonably requested by
the Acquiring Fund, execute and deliver or cause
to be executed and delivered all such assignments
and other instruments and will take or cause to be
taken such further action as the Acquiring Fund
may reasonably deem necessary or desirable in
order to vest in and confirm the Acquiring Fund s
title to and possession of all the assets and
otherwise to carry out the intent and purpose of
this Agreement.
      5.7	STATEMENT OF EARNINGS
AND PROFITS.  As promptly as practicable, but
in any case within sixty (60) days after the
Closing Date, the Selling Trust shall furnish the
Acquiring Fund, in such form as is reasonably
satisfactory to the Acquiring Fund, a statement of
the earnings and profits of the Selling Fund for
federal income tax purposes, as well as any net
operating loss carryovers and capital loss
carryovers, that will be carried over by the
Acquiring Fund as a result of Section 381 of the
Code, and which will be certified by the Selling
Trust s Treasurer.
      5.8	PREPARATION OF
REGISTRATION STATEMENT AND PROXY
STATEMENT.  The Acquiring Trust will prepare
and file with the Commission a registration
statement on Form N-14 (the  Registration
Statement ) relating to the Acquiring Fund Shares
to be issued to shareholders of the Selling Fund.
The Registration Statement shall include a proxy
statement of the Selling Fund and a prospectus of
the Acquiring Fund relating to the transactions
contemplated by this Agreement.  The
Registration Statement shall be in compliance with
the 1933 Act, the 1934 Act and the 1940 Act, as
applicable.  Each party will provide the other party
with the materials and information necessary to
prepare the proxy statement of the Selling Fund
contained in the Registration Statement (the
Proxy Materials ), for inclusion therein, in
connection with the meeting of the Selling Fund
shareholders to consider the approval of this
Agreement and the transactions contemplated
herein.
      5.9	TAX STATUS OF
REORGANIZATION. It is the intention of the parties that the transaction will qualify as a reorganization within the meaning of Section
368(a) of the Code. None of the Selling Trust, the Selling Fund, the Acquiring Trust or the Acquiring
Fund shall take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or that results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code.
At or prior to the Closing Date, the parties to this Agreement will take such reasonable action, or cause such action to be taken, as is reasonably necessary to enable Vedder Price P.C. to render the tax opinion contemplated in the Agreement.
ARTICLE VI

CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE SELLING FUND
      The obligations of the Selling Fund to
consummate the transactions provided for herein
shall be subject, at its election, to the performance
by the Acquiring Fund of all the obligations to be
performed by the Acquiring Fund pursuant to this
Agreement on or before the Closing Date and, in
addition, subject to the following conditions:
      6.1	All representations, covenants and
warranties of the Acquiring Trust and the
Acquiring Fund contained in this Agreement shall
be true and correct in all material respects as of the
date hereof and as of the Closing Date, with the
same force and effect as if made on and as of the
Closing Date.  The Acquiring Fund shall have
delivered to the Selling Fund on the Closing Date
a certificate executed in the Acquiring Fund s
name by the Acquiring Trust s President or Vice
President and its Treasurer, in form and substance
satisfactory to the Selling Fund and dated as of
the Closing Date, to such effect.
      6.2	The Selling Fund shall have
received on the Closing Date an opinion of
Vedder Price P.C. dated as of the Closing Date,
in a form reasonably satisfactory to the Selling
Fund, covering the following points:
            (a)	The Acquiring Trust is a
statutory trust validly existing under the laws of
the State of Delaware.
            (b)	To the knowledge of such
counsel, and without any independent
investigation, the Acquiring Trust is registered as
an open-end management investment company
under the 1940 Act and such registration with the
Commission as an investment company under the
1940 Act is in full force and effect.
            (c)	This Agreement has been
duly authorized, executed and delivered by the
Acquiring Trust on behalf of the Acquiring Fund
and, assuming due authorization, execution and
delivery of this Agreement by the Acquired Trust
on behalf of the Selling Fund, is a valid and
binding obligation of the Acquiring Trust on
behalf of the Acquiring Fund enforceable against
the Acquiring Fund in accordance with its terms.
            (d)	To the knowledge of such
counsel, and without any independent
investigation, any regulatory consents,
authorizations, approvals or filings required to be
obtained or made by the Acquiring Trust under
the federal laws of the United States or the laws
of the State of Delaware for the exchange of the
Selling Fund s assets for Acquiring Fund Shares
pursuant to the Agreement have been obtained or
made.
            (e)	The execution and delivery
of this Agreement do not, and the consummation
of the transactions contemplated herein will not,
result in a violation of the Acquiring Trust s trust
instrument or bylaws.
            (f)	Based solely upon a review
of the litigation docket of such counsel, there are no actions or proceedings against the Acquiring
Fund pending before any court, governmental agency or arbitrator that might have a materially adverse effect on the operations of the Acquiring
Fund.
      The delivery of such opinion is
conditioned upon receipt by Vedder Price P.C. of customary representations it shall reasonably request of the Acquiring Trust and will be subject to such firm s customary opinion qualifications, assumptions and limitations.
ARTICLE VII

CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE ACQUIRING
FUND
      The obligations of the Acquiring Fund to
consummate the transactions provided for herein
shall be subject, at its election, to the performance
by the Selling Fund of all the obligations to be
performed by the Selling Fund pursuant to this
Agreement on or before the Closing Date and, in
addition, shall be subject to the following
conditions:
      7.1	All representations, covenants and
warranties of the Selling Trust and the Selling
Fund contained in this Agreement shall be true
and correct in all material respects as of the date
hereof and as of the Closing Date, with the same
force and effect as if made on and as of the
Closing Date.  The Selling Fund shall have
delivered to the Acquiring Fund on the Closing
Date a certificate executed in the Selling Fund s
name by the Selling Trust s President or Vice
President and the Treasurer or Assistant Treasurer,
in form and substance satisfactory to the
Acquiring Fund and dated as of the Closing Date,
to such effect.
      7.2	The Selling Fund shall have
delivered to the Acquiring Fund a statement of
the Selling Fund s assets and liabilities, together
with a list of the Selling Fund s portfolio securities
showing the tax basis of such securities by lot and
the holding periods of such securities, as of the
Valuation Time, certified by the Treasurer of the
Selling Trust.
      7.3	The Acquiring Fund shall have
received on the Closing Date an opinion of Foley
& Lardner LLP, dated as of the Closing Date, in a
form reasonably satisfactory to the Acquiring
Fund, covering the following points:
            (a)	The Selling Trust is a
statutory trust validly existing under the laws of
the State of Delaware.
            (b)	To the knowledge of such
counsel, and without any independent
investigation, the Selling Trust is registered as an
open-end management investment company under
the 1940 Act and such registration with the
Commission as an investment company under the
1940 Act is in full force and effect.
            (c)	This Agreement has been
duly authorized, executed and delivered by the
Selling Trust on behalf of the Selling Fund and,
assuming due authorization, execution and
delivery of this Agreement by the Acquiring Trust
on behalf of the Acquiring Fund, is a valid and
binding obligation of the Selling Trust on behalf
of the Selling Fund enforceable against the Selling
Fund in accordance with its terms.
            (d)	To the knowledge of such
counsel, and without any independent
investigation, any regulatory consents,
authorizations, approvals or filings required to be
obtained or made by the Selling Trust under the
federal laws of the United States or the laws of
the State of Delaware for the exchange of the
Selling Fund s assets for Acquiring Fund Shares
pursuant to this Agreement have been obtained or
made
            (e)	The execution and delivery
of this Agreement do not, and the consummation
of the transactions contemplated hereby will not,
result in a violation of the Selling Trust s trust
instrument (assuming shareholder approval has
been obtained) or bylaws.
            (f)	Based solely upon a review
of the litigation docket of such counsel, there are no actions or proceedings against the Selling Fund pending before any court, governmental agency or arbitrator that might have a materially adverse effect on the operations of the Selling Fund.
      The delivery of such opinion is
conditioned upon receipt by Foley & Lardner LLP of customary representations it shall reasonably request of the Selling Trust and will be subject to such firm s customary opinion qualifications, assumptions and limitations.
ARTICLE VIII

FURTHER CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE ACQUIRING
FUND AND SELLING FUND
      If any of the conditions set forth below do
not exist on or before the Closing Date with
respect to the Selling Fund or the Acquiring Fund,
the other party to this Agreement shall, at its
option, not be required to consummate the
transactions contemplated by this Agreement:
      8.1	This Agreement and the
transactions contemplated herein shall have been
approved by the requisite vote of the holders of
the outstanding shares of the Selling Fund in
accordance with the provisions of the Selling
Trust s trust instrument and bylaws, applicable
Delaware law and the 1940 Act.  Certified copies
of the resolutions evidencing such approval shall
have been delivered to the Acquiring Fund.
Notwithstanding anything herein to the contrary,
neither the Acquiring Fund nor the Selling Fund
may waive the conditions set forth in this
paragraph 8.1.
      8.2	On the Closing Date, the
Commission shall not have issued an unfavorable
report under Section 25(b) of the 1940 Act, or
instituted any proceeding seeking to enjoin the
consummation of the transactions contemplated
by this Agreement under Section 25(c) of the
1940 Act.  Furthermore, no action, suit or other
proceeding shall be threatened or, to either party s
knowledge, pending before any court or
governmental agency, or to either party s
knowledge in which it is sought to restrain or
prohibit, or obtain damages or other relief in
connection with, this Agreement or the
transactions contemplated herein.
      8.3	All required consents of other
parties and all other consents, orders and permits
of federal, state and local regulatory authorities
(including those of the Commission and of state
securities authorities, including any necessary  no-
action  positions and exemptive orders from such
federal authorities) to permit consummation of the
transactions contemplated herein shall have been
obtained, except where failure to obtain any such
consent, order or permit would not involve a risk
of a material adverse effect on the assets or
properties of the Acquiring Fund or the Selling
Fund, provided that either party hereto may waive
any such conditions for itself.
      8.4	The Registration Statement shall
have become effective under the 1933 Act, and
no stop orders suspending the effectiveness
thereof shall have been issued.  To the best
knowledge of the parties to this Agreement, no
investigation or proceeding for that purpose shall
have been instituted or be pending, threatened or
contemplated under the 1933 Act.
      8.5	The parties shall have received an
opinion of Vedder Price P.C. addressed to the
Acquiring Fund and the Selling Fund substantially
to the effect that, based on certain facts,
assumptions and representations of the parties, for
federal income tax purposes:
            (a)	the transfer of all the
Selling Fund s assets in exchange for Acquiring
Fund Shares and the assumption by the Acquiring
Fund of all the liabilities of the Selling Fund
(followed by the distribution of Acquiring Fund
Shares to the Selling Fund Shareholders in
dissolution and liquidation of the Selling Fund)
will constitute a  reorganization  within the
meaning of Section 368(a)(1)(F) of the Code and
the Acquiring Fund and the Selling Fund will
each be a  party to a reorganization  within the
meaning of Section 368(b) of the Code;
            (b)	no gain or loss will be
recognized by the Acquiring Fund upon the
receipt of the assets of the Selling Fund solely in
exchange for Acquiring Fund Shares and the
assumption by the Acquiring Fund of all the
liabilities of the Selling Fund;
            (c)	no gain or loss will be
recognized by the Selling Fund upon the transfer
of the Selling Fund s assets to the Acquiring Fund
solely in exchange for Acquiring Fund Shares and
the assumption by the Acquiring Fund of all the
liabilities of the Selling Fund or upon the
distribution (whether actual or constructive) of
Acquiring Fund Shares to the Selling Fund
Shareholders in exchange for such shareholders
shares of the Selling Fund;
            (d)	no gain or loss will be
recognized by the Selling Fund Shareholders upon
the exchange of their Selling Fund shares solely
for Acquiring Fund Shares in the Reorganization;
            (e)	the aggregate basis of
Acquiring Fund Shares received by each Selling
Fund Shareholder pursuant to the Reorganization
will be the same as the aggregate basis of the
Selling Fund shares exchanged therefor by such
shareholder.  The holding period of Acquiring
Fund Shares to be received by each Selling Fund
Shareholder will include the period during which
the Selling Fund shares exchanged therefor were
held by such shareholder, provided the Selling
Fund shares are held as capital assets at the time
of the Reorganization;
            (f)	the basis of the Selling
Fund s assets acquired by the Acquiring Fund will
be the same as the basis of such assets to the
Selling Fund immediately before the
Reorganization.  The holding period of the assets
of the Selling Fund in the hands of the Acquiring
Fund will include the period during which those
assets were held by the Selling Fund; and
            (g)	the taxable year of the
Selling Fund will not end as a result of the Reorganization. The part of the taxable year of the Selling Fund before the Reorganization and the part of the taxable year of the Acquiring Fund after the Reorganization will constitute a single taxable year of the Acquiring Fund.
      No opinion will be expressed as to (1) the effect of the Reorganization on (A) the Selling
Fund or the Acquiring Fund with respect to gain or loss on any asset that is required to be recognized for U.S. federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting and (B) any Selling Fund shareholder or Acquiring Fund shareholder that is required to recognize unrealized gains and losses for U.S. federal income tax purposes under a mark-to-market system of accounting, or (C) the Selling Fund or the Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code or (2) any other federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.
      Such opinion shall be based on customary assumptions and such representations as Vedder
Price P.C. may reasonably request, and the Selling
Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations.
Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Selling Fund may alter or waive the conditions set forth in this paragraph 8.5 as the basis for receiving an opinion.
ARTICLE IX

EXPENSES
      9.1	Driehaus will pay the expenses
associated with the Reorganization except those
set forth in paragraph 9.2 as being paid by the
Acquiring Fund and Selling Fund.  The expenses
to be paid by Driehaus include, but are not limited
to: (a) expenses associated with the preparation,
printing, filing and mailing of the
Prospectus/Proxy Materials, including any
reasonable legal fees incurred in connection with
preparing such materials; (b) any solicitation costs
of the transaction; (c) reasonable legal fees and
expenses incurred in connection with the
Reorganization; and (d) reasonable Selling Fund
accounting fees.
      9.2	The Acquiring Fund and the
Selling Fund will pay only those expenses
associated with the Reorganization related to
holding a meeting of their respective trustees to
approve the Reorganization.
      9.3	The Acquiring Trust and the
Selling Trust represent and warrant that they have
no obligations to pay any brokers  or finders  fees
in connection with the transactions provided for
herein.
      9.4	Notwithstanding the foregoing,
expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of the Selling Fund or the Acquiring Fund, as the case may be, as a registered investment company within the meaning of Section 851 of the Code.
Selling Fund Shareholders will pay their respective expenses, if any, incurred in connection with the Reorganization.
ARTICLE X

ENTIRE AGREEMENT; SURVIVAL OF
COVENANTS
      10.1	The Acquiring Trust, on behalf of
the Acquiring Fund, and the Selling Trust, on
behalf of the Selling Fund, agree that neither party
has made to the other party any representation,
warranty and/or covenant not set forth herein and
that this Agreement constitutes the entire
agreement between the parties.
      10.2	Except as specified in the next
sentence set forth in this paragraph 10.2, the representations, warranties and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing Date and the obligations of the Acquiring Fund and Selling Fund in paragraph 5.6 shall continue in effect beyond the consummation of the transactions contemplated hereunder.
ARTICLE XI

TERMINATION
      11.1	This Agreement may be terminated
by the mutual agreement of the Acquiring Fund
and the Selling Fund.  In addition, either the
Acquiring Trust or the Selling Trust may at its
option terminate this Agreement with respect to
the Reorganization at or before the Closing Date
due to:
            (a)	a breach by the other of any
representation, warranty or agreement contained
herein to be performed at or before the Closing
Date, if not cured within 30 days of the breach
and before the Closing Date; or
            (b)	a condition herein
expressed to be precedent to the obligations of the
terminating party that has not been met if it
reasonably appears that it will not or cannot be
met.
      11.2	In the event of any such
termination, in the absence of willful default, there shall be no liability for damages on the part of either the Acquiring Fund, the Selling Fund, the Acquiring Trust, the Selling Trust or their respective Trustees or officers, to the other party or its Trustees or officers. In the event of willful default, all remedies at law or in equity of the party adversely affected shall survive.
ARTICLE XII

AMENDMENTS
      12.1	This Agreement may be amended,
modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Acquiring Trust and the Selling Trust;
provided, however, that, following the meeting of the Selling Fund Shareholders called by the Selling Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Selling Fund Shareholders under this Agreement to the detriment of such Selling Fund
Shareholders without their further approval.
ARTICLE XIII

HEADINGS; COUNTERPARTS;
GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY
      13.1	The article and paragraph headings
contained in this Agreement are for reference
purposes only and shall not affect in any way the
meaning or interpretation of this Agreement.
      13.2	This Agreement may be executed
in any number of counterparts, each of which shall
be deemed an original.
      13.3	This Agreement shall be governed
by and construed in accordance with the laws of
the State of Delaware.
      13.4	This Agreement shall bind and
inure to the benefit of the parties hereto and their
respective successors and assigns, but, except as
provided in this paragraph, no assignment or
transfer hereof or of any rights or obligations
hereunder shall be made by any party without the
written consent of the other party.  Nothing herein
expressed or implied is intended or shall be
construed to confer upon or give any person, firm
or corporation, other than the parties hereto and
their respective successors and assigns, any rights
or remedies under or by reason of this Agreement.
      13.5	It is expressly agreed that the
obligations of the Acquiring Fund hereunder shall
not be binding upon any of the Trustees,
shareholders, nominees, officers, agents or
employees of the Acquiring Trust personally, but
shall bind only the trust property of the Acquiring
Fund, as provided in the trust instrument of the
Acquiring Trust.  Moreover, no series of the
Acquiring Trust other than the Acquiring Fund
shall be responsible for the obligations of the
Acquiring Trust hereunder, and all persons shall
look only to the assets of the Acquiring Fund to
satisfy the obligations of the Acquiring Fund
hereunder.  The execution and delivery of this
Agreement have been authorized by the Trustees
of the Acquiring Trust on its behalf and on behalf
of the Acquiring Fund and signed by authorized
officers of the Acquiring Trust, acting as such.
Neither the authorization by such Trustees nor the
execution and delivery by such officers shall be
deemed to have been made by any of them
individually or to impose any liability on any of
them personally, but shall bind only the trust
property of the Acquiring Fund as provided in the
trust instrument of the Acquiring Trust.
      13.6	It is expressly agreed that the
obligations of the Selling Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Selling Trust personally, but shall bind only the trust property of the Selling Fund, as provided in the trust instrument of the Selling Trust.
Moreover, no series of the Selling Trust other than the Selling Fund shall be responsible for the obligations of the Selling Trust hereunder, and all persons shall look only to the assets of the Selling
Fund to satisfy the obligations of the Selling Fund hereunder. The execution and delivery of this Agreement have been authorized by the Trustees of the Selling Trust on its behalf and on behalf of the Selling Fund and signed by authorized officers of the Selling Trust, acting as such.
Neither the authorization by such Trustees nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of each Selling Fund as provided in the trust instrument of the Selling Trust.
ARTICLE XIV

NOTICES
      14.1	Any notice, report, statement or
demand required or permitted by any provisions of this Agreement shall be in writing and shall be deemed duly given if delivered by hand
(including by FedEx or similar express courier) or transmitted by facsimile or three days after being mailed by prepaid registered or certified mail, return receipt requested, addressed to the Selling
Trust, 20 North Clark Street, 24th Floor, Chicago,
Illinois 60602 with a copy to Richard Teigen, Foley & Lardner LLP, 777 East Wisconsin
Avenue, Milwaukee, Wisconsin 53202 or to the
Acquiring Trust, 25 East Erie Street, Chicago,
Illinois 60611, with a copy to Cathy G. O Kelly,
Vedder Price P.C., 222 North LaSalle Street,
Chicago, Illinois 60601 or to any other address that the Selling Trust or the Acquiring Trust shall have last designated by notice to the other party.
      IN WITNESS WHEREOF, the parties
have duly executed this Agreement, all as of the date first written above.

DRIEHAUS
MUTUAL FUNDS
On behalf of itself and
the
Driehaus Active
Income Fund

By:	/s/Richard H.
Driehaus
Name:  Richard H.
Driehaus
Title:  President
ACKNOWLEDGED:

By:	/s/Jeannette L.
Lewis
Name: Jeannette L.
Lewis
Title:  Assistant
Secretary


LOTSOFF
CAPITAL
MANAGEMENT
INVESTMENT
TRUST
On behalf of itself and
the Lotsoff Capital
Management Active
Income Fund


By:	/s/Seymour N.
Lotsoff
Name:  Seymour N.
Lotsoff
Title:  President
ACKNOWLEDGED:

By:  /s/Margaret M.
Baer
Name:  Margaret M.
Baer
Title:  Secretary,
Treasurer & CCO



AGREED TO AND ACKNOWLEDGED
ONLY
WITH RESPECT TO SECTION 9.1 HERETO

DRIEHAUS CAPITAL MANAGEMENT LLC


By: /s/Robert H. Gordon
Name:  Robert H. Gordon
Title:  President and Chief Executive Officer

33